Exhibit 99.1

DeVry Inc. Announces Second-Quarter Results

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--January 26, 2010--DeVry Inc. (NYSE:DV), a global provider of educational services, today reported results for its fiscal 2010 second-quarter and six-month period ended Dec. 31, 2009. DeVry’s strong financial performance was driven by continued solid execution of its growth and diversification strategy and ongoing focus on academic quality.

Three Months Ended Dec. 31, 2009:

  Revenues increased 28 percent to $473.0 million
  Net income increased 69 percent to $72.5 million
  Diluted earnings per share increased 69 percent to $1.00

Six Months Ended Dec. 31, 2009:

  Revenues rose 34 percent to $904.1 million
  Net income increased 64 percent to $127.2 million
  Diluted earnings per share increased 64 percent to $1.76

“At a time when state budget cuts and shrinking endowments are making it difficult for colleges and universities to meet the increasing demand for quality education in this country, the private sector is playing an important role in helping to educate our country’s workforce and ensuring that we remain competitive in the global marketplace,” said Daniel Hamburger, DeVry’s president and chief executive officer. “We are proud to be a part of the solution and are committed to helping our students meet their career aspirations.”

Business Highlights

Business, Technology, and Management Segment

DeVry University

As previously announced in December 2009, DeVry University new undergraduate enrollment increased 19.4 percent and total undergraduate enrollment rose 22.7 percent. At Keller Graduate School of Management, the number of coursetakers in November 2009 increased 16.5 percent to an all-time record of more than 20,000 coursetakers. DeVry University’s strong results and execution continue to position it well for the remainder of fiscal 2010. DeVry University continues to make strategic investments in its career services and financial services operations to assist students in achieving their career goals.

Medical and Healthcare Segment

Chamberlain College of Nursing

During the quarter, Chamberlain received Higher Learning Commission (HLC) approval for its programs in Jacksonville, Fla., and preliminary approval in Crystal City, Va. Programs at the new Crystal City campus will begin in summer 2010 pending other approvals. Chamberlain’s new Chicago campus is also expected to open in summer 2010 pending approvals. In addition, Chamberlain will move from its current St. Louis campus to a new, state-of the-art location in nearby Maryland Heights. All four of these Chamberlain campuses are co-locations with DeVry University.

In July Chamberlain will begin offering an online Registered Nurse (RN) to Master of Nursing in Science (MSN) program providing greater flexibility for students to achieve an MSN degree.

Apollo College/Western Career College (U.S. Education)

With the integration of Apollo College and Western Career College essentially complete, the focus now centers on other areas of value creation. Apollo College launched a physical therapy assistant (PTA) program in its Mesa, Ariz., campus during the quarter. Recently, call center operations were moved to its Phoenix location, and accounting functions were consolidated in Mission Viejo, Calif.

Professional Education Segment

Becker Professional Education

Although conditions in the accounting and finance fields are not expected to materially improve in 2010, Becker continues to make investments to position itself for long term growth. During the quarter, Becker launched a pilot program targeting recent college graduates who have been most affected by the current job market. The new program offers zero percent financing for the Becker CPA Review. Becker also signed an exclusive agreement in December to distribute its CPA preparation materials in China through China Distance Education Holdings Limited, the largest CPA training provider in the country.

Other Educational Services Segment

DeVry Brasil

DeVry is in the midst of organizing its schools under the DeVry Brasil group platform to integrate operations and leverage best practices across Fanor, Ruy Barbosa and Area 1. During the quarter, Fanor’s Fortaleza campus received approval for two new programs in environmental engineering and physical education, while Ruy Barbosa received approvals for five new bachelor’s degree programs, including nursing, physiotherapy and nutrition.

Balance Sheet/Cash Flow

For the first half of fiscal 2010, DeVry generated $267.3 million of operating cash flow, driven by the continuation of strong operating results and working capital management. As of Dec. 31, 2009, cash, marketable securities and investment balances totaled $334.2 million and outstanding borrowings were $44.7 million.

Share Repurchase Plan

During the quarter, DeVry completed its second share repurchase program, repurchasing $50 million of common stock at an average cost of $48.67 per share. DeVry’s board of directors authorized a third repurchase program in November 2009 of up to $50 million.

Conclusion

“We are pleased with our continued solid performance and acknowledge the significant contributions of our 17,000 colleagues around the world in executing our growth and diversification strategies,” said Hamburger. “As we enter the new calendar year, our primary focus will remain on achieving strong student outcomes. We will continue to put our students first by prudently investing in high quality educational programs and services to help them succeed in their chosen careers.”

Conference Call and Webcast Information

DeVry will host a conference call on Jan. 26, 2010, at 3:30 p.m. Central Standard Time (4:30 p.m. Eastern Standard Time) to discuss its fiscal 2010 second-quarter results. The conference call will be led by Daniel Hamburger, president and chief executive officer, and Rick Gunst, chief financial officer.

For those wishing to participate by telephone, dial (866) 783-2138 (domestic) or (857) 350-1597 (international). Use passcode 27450021 or say “DeVry Call.” DeVry will also broadcast the conference call live via the Internet. Interested parties may access the webcast through the Investor Relations section of the company's Web site, or http://phx.corporate-ir.net/phoenix.zhtml?c=93880&p=irol-EventDetails&EventId=2599577. Please access the Web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

DeVry will archive a telephone replay of the call until Feb. 9, 2010. To access the replay, dial (888) 286-8010 (domestic) or (617) 801-6888 (international), passcode: 88987049. To access the Webcast replay, please visit DeVry’s Web site at www.devryinc.com.

About DeVry Inc.

DeVry’s purpose is to empower its students to achieve their educational and career goals. DeVry (NYSE: DV, member S&P 500 Index) is a global provider of educational services and the parent organization of Advanced Academics, Apollo College, Becker Professional Education, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University Schools of Medicine and Veterinary Medicine, and Western Career College. These institutions offer a wide array of programs in business, healthcare and technology and serve students in secondary through postsecondary education as well as accounting and finance professionals. For more information, please call 630.353.3800 or visit http://www.devryinc.com.

Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry's most recent Annual Report on Form 10-K for the year ending June 30, 2009 and filed with the Securities and Exchange Commission on August 26, 2009.

Selected Operating Data (in thousands, except per share data)

	Second Quarter
	FY 2010	FY 2009	Change
Revenues	$473,012	$369,615	+28.0%
Net Income	$72,454	$42,865	+69.0%
Earnings per Share (diluted)	$1.00	$0.59	+69.5%
Number of common shares (diluted)	72,232	72,662	(0.6%)
	Six Months
	FY 2010	FY 2009	Change
Revenues	$904,122	$673,332	+34.3%
Net Income	$127,181	$77,695	+63.7%
Earnings per Share (diluted)	$1.76	$1.07	+64.5%
Number of common shares (diluted)	72,199	72,606	(0.6%)

Chart 1: Analysis of 1992-2001 U.S. Unemployment Rate vs. Total Enrollment Growth at DeVry University

(See chart in Multimedia Gallery http://www.businesswire.com/cgi-bin/mmg.cgi?eid=6156096&lang=en)

Chart 2: Remaining DeVry Inc. Calendar 2010 Announcements & Events

Apr 22, 2010	Fiscal 2010 Third Quarter Earnings and Spring Enrollment
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Ross University Apollo College and Western Career College (U.S. Education) DeVry Brasil

Aug 12, 2010	Fiscal 2010 Year-End Earnings and Summer Enrollment
DeVry University, (Undergraduate and Graduate) Chamberlain College of Nursing Ross University Apollo College and Western Career College (U.S. Education)

Oct 26, 2010	Fiscal 2011 First Quarter Earnings and Enrollment
DeVry University (graduate) Ross University DeVry Brasil

Dec 9, 2010	Most recent enrollment results; press release, no conference call
DeVry University (Undergraduate and Graduate) Chamberlain College of Nursing Apollo College and Western Career College (U.S. Education)

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2009	2009	2008

ASSETS

Current Assets

Cash and Cash Equivalents	$272,550	$165,202	$203,326
Marketable Securities and Investments	61,608	60,174	1,861
Restricted Cash	54,599	5,339	31,948
Accounts Receivable, Net	135,183	104,413	137,602
Deferred Income Taxes, Net	22,191	21,562	16,312
Prepaid Expenses and Other	32,504	28,756	33,903

Total Current Assets	578,635	385,446	424,952

Land, Buildings and Equipment

Land	54,038	53,694	50,797
Buildings	270,727	250,542	235,640
Equipment	356,203	328,637	295,636
Construction In Progress	17,776	10,587	8,209

	698,744	643,460	590,282

Accumulated Depreciation and Amortization	(352,987)	(335,889)	(325,452)

Land, Buildings and Equipment, Net	345,757	307,571	264,830

Other Assets

Intangible Assets, Net	198,142	203,195	187,612
Goodwill	514,873	512,568	494,488
Perkins Program Fund, Net	13,450	13,450	13,450
Investments	-	-	57,757
Other Assets	14,961	12,069	11,798

Total Other Assets	741,426	741,282	765,105

TOTAL ASSETS	$1,665,818	$1,434,299	$1,454,887

DEVRY INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	December 31,	June 30,	December 31,
	2009	2009	2008

LIABILITIES

Current Liabilities

Current Portion of Debt	$44,732	$104,811	$135,124
Accounts Payable	71,246	71,564	40,905
Accrued Salaries, Wages and Benefits	50,009	74,174	54,200
Accrued Expenses	65,605	39,162	41,470
Advance Tuition Payments	70,298	27,642	44,443
Deferred Tuition Revenue	223,615	74,664	181,616

Total Current Liabilities	525,505	392,017	497,758

Non-Current Liabilities

Revolving Loan	-	20,000	20,000
Deferred Income Taxes, Net	51,790	51,895	56,060
Deferred Rent and Other	39,254	40,257	30,463

Total Non-current Liabilities	91,044	112,152	106,523

TOTAL LIABILITIES	616,549	504,169	604,281

NON-CONTROLLING INTEREST	4,104	3,188	-

SHAREHOLDERS' EQUITY

Common Stock, $0.01 par value, 200,000,000 Shares Authorized;
71,107,000, 71,233,000 and 71,636,000 Shares issued
and outstanding at December 31, 2009, June 30, 2009
and December 31, 2008, respectively.	731	729	726
Additional Paid-in Capital	207,884	197,096	181,758
Retained Earnings	910,802	791,677	709,464
Accumulated Other Comprehensive Income	11,547	7,157	469
Treasury Stock, at Cost (1,977,000, 1,663,000 and 1,064,000
Shares, Respectively)	(85,799)	(69,717)	(41,811)

TOTAL SHAREHOLDERS' EQUITY	1,045,165	926,942	850,606

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,665,818	$1,434,299	$1,454,887

DEVRY INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except for Per Share Amounts)
(Unaudited)
PRELIMINARY

	For The Quarter		For The Six Months
	Ended December 31,		Ended December 31,

	2009	2008	2009	2008

REVENUES:
Tuition	$448,977	$342,044	$850,348	$621,171
Other Educational	24,035	27,571	53,774	52,161

Total Revenues	473,012	369,615	904,122	673,332

OPERATING COSTS AND EXPENSES:
Cost of Educational Services	199,965	167,107	396,448	306,720
Student Services and Administrative Expense	164,118	139,968	319,360	257,260

Total Operating Costs and Expenses	364,083	307,075	715,808	563,980

Operating Income	108,929	62,540	188,314	109,352

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	574	1,710	1,074	3,852
Interest Expense	(495)	(1,176)	(917)	(1,529)
Net Investment Gain (Loss)	313	(1,718)	1,144	(1,718)

Net Interest and Other Income (Expense)	392	(1,184)	1,301	605

Income Before Income Taxes	109,321	61,356	189,615	109,957

Income Tax Provision	36,731	18,491	62,454	32,262

NET INCOME	72,590	42,865	127,161	77,695

Net (Income) Loss Attributable to Noncontrolling Interest	(136)	-	20	-

NET INCOME ATTRIBUTABLE TO DEVRY INC.	$72,454	$42,865	$127,181	$77,695

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO DEVRY INC. SHAREHOLDERS
Basic	$1.02	$0.60	$1.78	$1.09
Diluted	$1.00	$0.59	$1.76	$1.07

Cash Dividend Declared per Common Share	$0.10	$0.08	$0.10	$0.08

DEVRY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Six Months
	Ended December 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$127,181	$77,695
Adjustments to Reconcile Net Income to Net
Cash Provided by Operating Activities:

Stock-Based Compensation Charge	5,717	4,809
Depreciation	25,124	19,200
Amortization	7,653	3,904
Provision for Refunds and Uncollectible Accounts	46,215	34,056
Deferred Income Taxes	(889)	(503)
Loss (Gain) on Disposals of Land, Buildings and Equipment	352	(7)
Unrealized Net (Gain) Loss on Investments	(1,144)	1,718
Changes in Assets and Liabilities, Net of Effects from
Acquisitions of Businesses:
Restricted Cash	(49,250)	(27,712)
Accounts Receivable	(76,422)	(87,520)
Prepaid Expenses And Other	(8,834)	(592)
Accounts Payable	(349)	(31,143)
Accrued Salaries, Wages, Expenses and Benefits	424	5,525
Advance Tuition Payments	42,555	22,716
Deferred Tuition Revenue	148,951	116,627

NET CASH PROVIDED BY OPERATING ACTIVITIES	267,284	138,773

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(61,629)	(25,208)
Payments for Purchases of Businesses, Net of Cash Acquired	-	(286,500)
Marketable Securities Purchased	(39)	(37)
Other	(27)	-

NET CASH USED IN INVESTING ACTIVITIES	(61,695)	(311,745)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Exercise of Stock Options	3,739	7,764
Proceeds from Stock issued Under Employee Stock Purchase Plan	470	1,570
Repurchase of Common Stock for Treasury	(16,316)	(5,358)
Cash Dividends Paid	(5,716)	(4,282)
Excess Tax Benefit from Stock-Based Payments	1,157	2,095
Borrowings Under Revolving Credit Facility	70,000	210,000
Repayments Under Revolving Credit Facility	(150,000)	(100,000)
Borrowings Under Collateralized Line of Credit	173	46,187
Repayments Under Collateralized Line of Credit	(252)	(1,063)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(96,745)	156,913

Effects of Exchange Rate Differences	(1,496)	2,186

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	107,348	(13,873)

Cash and Cash Equivalents at Beginning of Period	165,202	217,199

Cash and Cash Equivalents at End of Period	$272,550	$203,326

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash Paid During the Period for:
Interest	$553	$1,057
Income Taxes, Net	48,297	18,119

Non-cash Investing Activity:
Declaration of Cash Dividends to be Paid	7,109	5,732
Accretion of Noncontrolling Interest Put Option	936	-

DEVRY INC.
SEGMENT INFORMATION
(Dollars in Thousands)
(Unaudited)
PRELIMINARY

	For The Quarter			For The Six Months
	Ended December 31,			Ended December 31,
			Increase			Increase
	2009	2008	(Decrease)	2009	2008	(Decrease)
REVENUES:
Business, Technology and Management	$ 313,256	$ 249,407	25.6%	$ 596,762	$ 478,154	24.8%
Medical and Healthcare	125,774	97,979	28.4%	242,932	151,257	60.6%
Professional Education	16,834	17,969	-6.3%	35,995	37,728	-4.6%
Other Educational Services	17,148	4,260	302.5%	28,433	6,193	359.1%

Total Consolidated Revenues	473,012	369,615	28.0%	904,122	673,332	34.3%

OPERATING INCOME:
Business, Technology and Management	78,134	35,322	121.2%	134,213	62,325	115.3%
Medical and Healthcare	31,159	26,666	16.8%	58,298	42,017	38.7%
Professional Education	3,249	4,526	-28.2%	9,693	12,249	-20.9%
Other Educational Services	705	(487)	NM	(5,817)	(2,202)	NM
Reconciling Items:
Amortization Expense	(3,657)	(2,919)	25.3%	(7,571)	(3,835)	97.4%
Depreciation and Other	(661)	(568)	16.4%	(502)	(1,202)	-58.2%

Total Consolidated Operating Income	108,929	62,540	74.2%	188,314	109,352	72.2%

INTEREST AND OTHER INCOME (EXPENSE):
Interest Income	574	1,710	-66.4%	1,074	3,852	-72.1%
Interest Expense	(495)	(1,176)	-57.9%	(917)	(1,529)	-40.0%
Net Investment Gain (Loss)	313	(1,718)	NM	1,144	(1,718)	NM

Net Interest and Other Income (Expense)	392	(1,184)	NM	1,301	605	115.0%

Total Consolidated Income before Income Taxes	$ 109,321	$ 61,356	78.2%	$ 189,615	$ 109,957	72.4%

The following table displays the pro forma results of operations for the Medical and Healthcare segment as if U.S. Education was a part of DeVry's business for the entire six month periods ended December 31, 2009 and 2008. No quarterly pro forma information is presented because U.S. Education was a part of DeVry's business for the entire quarterly periods ended December 31, 2009 and 2008. This non-GAAP disclosure of operating results is not preferable to GAAP disclosure but is shown as a supplement to such disclosure to aid comparability between the periods.

				For The Six Months
				Ended December 31,

				2009	2008	Increase

Medical and Healthcare Revenue as Reported				$242,932	$151,257	60.6%
U.S. Education Revenue (1)				-	35,907	NM
Pro forma Medical and Healthcare Revenue				$242,932	$187,164	29.8%

Medical and Healthcare Operating Income as Reported				$58,298	$42,017	38.7%
U.S. Education Operating Income as Adjusted (1) (2)				-	5,350	NM
Pro forma Medical and Healthcare Operating Income				$58,298	$47,367	23.1%

(1) For the portion of the period not owned by DeVry. U.S. Education, which was acquired on September 18, 2008, contributed $56 million of revenue growth in the six months ended December 31, 2009.
(2) Adjusted for non-recurring acquisition related charges along with an allocation of home office expenses in the first quarter ended September 30, 2008.

Photos/Multimedia Gallery Available: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=6156096&lang=en

CONTACT:
DeVry Inc.
Investor Contact:
Joan Bates
jbates@devry.com
(630) 353-3800
or
Media Contact:
Larry Larsen
llarsen@sardverb.com
(312) 895-4717